                                                                    EXHIBIT 21.1


SUBSIDIARY                                                   STATE OF INCORPORATION
--------------------------------------------------           ----------------------

Advanced Technologies and Installation Corporation           Washington
Airlan Telecom Services, L.P.                                Texas
Allteck Line Contractors (USA), Inc.                         Washington
Allteck Line Contractors, Inc.                               British Columbia
Arby Construction, Inc.                                      Delaware
Austin Trencher, Inc.                                        Delaware
Bradford Brothers, Inc.                                      North Carolina
Brown Engineering, LLC                                       Delaware
CCLC, Inc.                                                   Delaware
Coast to Coast, LLC                                          California
Communication Manpower, Inc.                                 Florida
Computapole, Inc.                                            Delaware
Conti Communications, Inc.                                   Delaware
Croce Electric Company, Inc.                                 Delaware
Crown Fiber Communications, Inc.                             Virginia
         Choice Optics Communications
         DeltaComm
         Fiber Technology
         Marlboro Cablevision
         World Fiber
Digco Utility Construction, L.P.                             Texas
Dillard Smith Construction Company                           Delaware
Dot 05, LLC                                                  Delaware
Driftwood Electrical Contractors, Inc.                       Delaware
         Maddux Communications
Edwards Pipeline Company, Inc.                               Delaware
Environmental Professional Associates, Limited               California
         Provco
Five Points Construction Co.                                 Texas
GEM Engineering Co., Inc.                                    Delaware
Golden State Utility Co.                                     Delaware
H.L. Chapman Pipeline Construction, Inc.                     Delaware
         DB Utilities
Haines Construction Company                                  Delaware
         Brown Engineering & Testing
Intermountain Electric, Inc.                                 Colorado
         Grand Electric
Irby Construction Company                                    Mississippi
Lake Norman Pipeline, LLC                                    North Carolina
Lindsey Electric, L.P.                                       Texas
Line Equipment Sales Co., Inc.                               South Carolina
Logical Link, Inc.                                           Delaware
Manuel Bros., Inc.                                           Delaware
         Renaissance Construction
         Western Directional
Mears Engineering, LLC                                       Michigan

SUBSIDIARY                                                   STATE OF INCORPORATION
--------------------------------------------------           ----------------------

Mears Group, Inc.                                            Delaware
Mears Services, LLC                                          Michigan
Mears/CPG, LLC                                               Michigan
Mears/HDD, LLC                                               Michigan
Mejia Personnel Services, Inc.                               Texas
Metro Underground Services, Inc.                             Illinois
Network Communication Services, Inc.                         Delaware
Network Electric Company                                     Delaware
North Houston Pole Line, L.P.                                Texas
         North Houston Pole Line Corp.
North Pacific Construction Co., Inc.                         Delaware
North Sky Communications, Inc.                               Delaware
Northern Line Layers, Inc.                                   Delaware
         NetCom Management
Okay Construction Company, LLC                               Delaware
P.D.G. Electric Co.                                          Florida
Pac West Construction, Inc.                                  Delaware
PAR Electrical Contractors, Inc.                             Missouri
         Harker & Harker
         Par Infrared Consultants
         Riggin & Diggin Line Construction
         Union Power Construction Company
Parkside Site and Utility Company Corporation                Delaware
Parkside Utility Construction Corp.                          Delaware
Potelco, Inc.                                                Washington
         Kingston Constructors
         Kingston Constructors DBA Talking Signs
Services
         Kuenzi Construction
         NorAm Telecommunications
Professional Teleconcepts, Inc.                              Illinois
Professional Teleconcepts, Inc.                              New York
PWR Financial Company                                        Delaware
PWR Network, LLC                                             Delaware
Q Resources, LLC                                             Delaware
QDE LLC                                                      Delaware
QPC, Inc.                                                    Delaware
QSI, Inc.                                                    Delaware
Quanta Asset Management LLC                                  Delaware
Quanta Associates, L.P.                                      Texas
Quanta Delaware, Inc.                                        Delaware
Quanta Holdings, Inc.                                        Delaware
Quanta LI Acquisition, Inc.                                  Delaware
Quanta LIV Acquisition, Inc.                                 Delaware
Quanta LIX Acquisition, Inc.                                 Delaware
Quanta LVII Acquisition, Inc.                                Delaware
Quanta LVIII Acquisition, Inc.                               Delaware
Quanta LX Acquisition, Inc.                                  Delaware
Quanta LXI Acquisition, Inc.                                 Delaware
Quanta LXII Acquisition, Inc.                                Delaware

SUBSIDIARY                                                   STATE OF INCORPORATION
--------------------------------------------------           ----------------------
Quanta LXIII Acquisition, Inc.                               Delaware
Quanta LXIV Acquisition, Inc.                                Delaware
Quanta LXIX Acquisition, Inc.                                Delaware
Quanta LXV Acquisition, Inc.                                 Delaware
Quanta LXVI Acquisition, Inc.                                Delaware
Quanta LXVII Acquisition, Inc.                               Delaware
Quanta LXVIII Acquisition, Inc.                              Delaware
Quanta LXX Acquisition, Inc.                                 Delaware
Quanta LXXI Acquisition, Inc.                                Delaware
Quanta LXXII Acquisition, Inc.                               Delaware
Quanta LXXIII Acquisition, Inc.                              Delaware
Quanta XXXI Acquisition, Inc.                                Delaware
Quanta Receivables, L.P.                                     Delaware
Quanta Services Management Partnership, L.P.                 Texas
Quanta Services of Canada Ltd.                               British Columbia
Quanta Utility Installation Co., Inc.                        Delaware
R.A. Waffensmith & Co., Inc.                                 Delaware
Ranger Directional, Inc.                                     Delaware
S.K.S. Pipeliners, LLC                                       Delaware
Seaward Corporation                                          Maine
         Interstate Equipment Corporation
Southeast Pipeline Construction, Inc.                        Delaware
Southwestern Communications, Inc.                            Delaware
Spalj Construction Company                                   Delaware
         Dot 05 Optical Communications
         Span-Con of Deerwood
         Tjader & Highstrom
         Wilson Roadbores
Specialty Drilling Technology, Inc.
Sumter Utilities, Inc.                                       Delaware
The Ryan Company, Inc.                                       Massachusetts
         Eastern Communications
Tjader, L.L.C.                                               Delaware
TNS-VA, LLC                                                  Delaware
Tom Allen Construction Company                               Delaware
Trans Tech Acquisition, Inc.                                 Texas
Trans Tech Electric, L.P.                                    Texas
Trawick Construction Co.                                     Florida
TTGP, Inc.                                                   Delaware
TTLP, Inc.                                                   Delaware
TTM, Inc.                                                    North Carolina
TXLP, Inc.                                                   Delaware
Underground Construction Co., Inc.                           Delaware
Utilco, Inc.                                                 Georgia
VCI Telcom, Inc.                                             Delaware
W. C. Communications, Inc.                                   Delaware
W.H.O.M. Corporation                                         California


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